SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         AMENDMENT NO.1 TO FORM SB-2

                                   FORM SB-2

                             Registration statement

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              Cinecam Corporation
                                ---------------
                 (Name of small business issuer in its charter)


      Nevada                          7812                    91-2021593
 ----------------------     ---------------------------     ---------------
(State of Incorporation)   (Primary Standard Industrial    (I.R.S. Employer
                            Classification Code Number)     Identification
                                                               Number)

                         827 State Street, Suite 9,
                       Santa Barbara, California 93101
                            (805) 899-1299 (PHONE)

        (Address and telephone number of principal executive offices)
                          --------------------------
                          827 State Street, Suite 9
                      Santa Barbara, California 93101
                          (805) 899-1299 (PHONE)

(Address of principal place of business or intended principal place of business)
                           --------------------------

                               KENNETH G. EADE
                               Attorney at Law
                          827 State Street, Suite 12
                           Santa Barbara, CA 93101
                            (805)560-9828 (PHONE)
                          (805) 560-3608 (TELECOPY)

           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. /      /
                                                       -------------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    /      /
                         -------------

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box: /      /

This offering will be commenced promptly, and is a continuous offering, and is subject to Rule 415 of the Securities Act of 1933.

                               -------------

THE REGISTRANT AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                       CALCULATION OF REGISTRATION FEE
                        ------------------------------

TITLE OF EACH                  DOLLAR        PROPOSED     PROPOSED
AMOUNT OF
CLASS OF SECURITIES AMOUNT     TO MAXIMUM    AGGREGATE    MAX. AGGREGATE
REGISTRATION FEE
--------------------------     ----------    ---------    --------------
----------------

Common stock, .001 par         2,000,000       $.50         2,000,000
  $  528

Total                          2,000,000       $.50         2,000,000
  $  528



                                  Dated  ________, 2001
_________________
 *This fee is calculated pursuant to Rule 457(1).



                                  PROSPECTUS

                             CINECAM CORPORATION

                       2,000,000 SHARES OF COMMON STOCK

Up to 2,000,000 of the shares of Common stock offered are being sold by Cinecam Corporation This is Cinecam's initial public offering. There is no minimum amount of shares that must be sold and no escrow or trust or deposit account for investor funds, and the proceeds may be utilized by Cinecam in its discretion. Cinecam's Common stock is not currently listed or quoted on any quotation medium. This offering will terminate 12 months from the date of this prospectus.

                            ------------------------

The common stock offered is speculative and involves a high degree of dilution. SEE "RISK FACTORS" ON PAGE 3.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS.
 ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shares are offered at $1.00 per share. Since there is no minimum amount of shares that must be sold, the proceeds of the offering may be $0 up to 2,000,000. The offering is being self-underwritten through Cinecam's officers and directors.
                                    _____, 2001

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary...............................        5
Risk Factors.....................................        5
      Cinecam is a development stage
      company with no operating history..........        7
      Terms of offering - no minimum amount of
       shares that must be sold..................        4
      Related party transactions and possible
      conflicts of interest......................        4
      Dilution...................................        4
      New industry; uncertainty of market
        acceptance...............................        4
Use of Proceeds..................................        11
Dividend Policy..................................        12
Dilution.........................................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.....................................        15
Business.........................................        18
Management.......................................        26
Certain Transactions.............................        29
Principal Stockholders...........................        13
Description of Securities........................        28
Shares Eligible for Future Sale..................        31
Legal Matters....................................        32
Experts..........................................        32







                              ------------------------

                                PROSPECTUS SUMMARY

CORPORATE BACKGROUND

 Cinecam was organized on September 17, 1999, and commenced operations in March, 2000, but has not generated any revenue and is still a development stage corporation. Cinecam is in the business of development, production and distribution of a television program called "Faces & Names." "Faces & Names" is a celebrity interview program, which we have begun distributing on barter in the United States. It currently airs on two stations in Corpus Christi, Texas, three stations in Brownsville, Texas, one station in Huntsville, Alabama, one station in Pittsburgh, Pennsylvania, one station in Detroit Michigan, one station in Pahrump, Nevada, and one station in Mankato, Minnesota, and we are in the process of a nationwide direct mail and telemarketing campaign to expand the distribution of our program to broadcast television stations in the United States. We have produced so far 26 thirty minute episodes of Faces & Names, and 13 of those are currently in post-production editing. We are also promoting our show in Europe and the far east.

 We have assets of 1,283,616 as of May 31, 2001, and have had no revenues since our inception. We need to raise at least an additional $180,000 in the next twelve months in order to continue our business. There is no minimum amount of shares which must be sold in this offering. As a result, potential investors may end up holding shares in a company that:


   -has not received enough proceeds from the offering to being operations, and -has no market for its shares.

Cinecam's common stock may never develop a market.

The address of our principal executive offices is: 827 State Street, Suite 9, Santa Barbara, California 93101,and our telephone number is 805-899-1299.

                                  THE OFFERING

Common stock Offered.........................  Up to 2,000,000 shares

Common stock Outstanding after the
  Offering...................................  6,344,212 shares

Use of Proceeds..............................  Working capital

Symbol.......................................  None

Risk Factors.................................  The shares of Common stock
offered                                        involve a high degree of
                                                   risk and immediate
substantial                                                   dilution

 Term of offering........................... 24 months from date of prospectus


- Figures are based on the current outstanding shares of 2,000,000.


                               SUMMARY FINANCIAL DATA

    The following summary financial data should be read in conjunction with the financial statements, including Notes, included elsewhere in this Prospectus. The statement of operations data for the period inception to May 31, 2001 and the consolidated balance sheet data at August 31, 2000 come from Cinecam's audited financial statements included elsewhere in this Prospectus. The consolidated statement of operations data for the period inception to May 31, 2001 come from unaudited interim financial statements prepared by management in accordance with generally accepted accounting principles.


 Cinecam's audited and unaudited interim financial statements for those years, which are included in this Prospectus. These statements include all adjustments that Cinecam considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods. The operating results for the period ended August 31, 2000 and May 31, 2001 do not necessarily indicate the results to be expected for the full year or for any future period. We have generated no revenues since inception, but have invested in the production of our television program, "Faces & Names."

BALANCE SHEET DATA:

                                        May 31, 2001        August 31, 2001
                                        (unaudited)            (audited)
                                        -------------       ---------------
Assets: ................................ $1,283,616         $ 373,337
                                           =======            =======
Liabilities - .......................... $  --              $   --
                                           -------           --------
Stockholders' Equity:
    Common stock, Par value $.001
    Authorized 50,000,000 shares,
    Issued 1,741,288 at August 31, 2000
    and 4,344,212 at May 31, 2001........    4,344             1,741
  Paid-In Capital .......................1,470,003           433,582
  Retained Deficit ...................... (190,731)          (61,986)
                                          --------           ---------

     Total Stockholders' Equity .........1,283,616           373,337
                                         ---------           ---------
      Total Liabilities and
       Stockholders' Equity ............$1,283,616          $373,337
                                          =======           =========

STATEMENT OF OPERATIONS DATA:

                                                            Cumulative
                                                                 since

                                        Inception      Nine           inception
                              through        months ended   of
                              8/31/2000           May 31, 2001   Development
                              (audited)           (unaudited)       Stage
                              -------------  ------------   -----------
Revenues: ....................$   61,986     $              $   --
General and administrative
Expenses: ........               (61,986)      128,745        190,731
                               ------------  ------------   -----------
     Net Loss ................   (61,986)     (128,645)    $ (190,731)
                               ------------  ------------   -----------
Loss per share ............... $  (.04)      $  (.03)      $   (.04)
                                   =======      =====             =====

              -------------------------------------------------------



                                  RISK FACTORS

Prospective investors in the shares offered should carefully consider the following risk factors, in addition to the information appearing in this prospectus.

 Cinecam is a development stage company with no operating history, and there is a risk we will not be able to sustain our operations.

 We have no operating history and are still a development stage company. Since we have no history of operations, there is no way to predict if we will be able to sustain our operations.

 Our accountant has expressed doubt that we can continue as a going concern.

 We have accumulated losses since our inception, and our independent accountant has expressed that there is doubt that we may continue as a going concern.

The Penny Stock Rules will cover our stock, which may make it difficult for a broker to sell.

 Our common stock is a "penny stock," which means that SEC rules require broker dealers who make transactions in the stock to comply with additional suitability assessments and disclosures than they would in stock that were not penny stocks, as follows:

Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

  - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

  - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

  - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Cinecam's stock.

This offering is a direct participation offering, and there may be less due diligence performed.

In an underwritten offering, the underwriter and broker-dealers involved in the offering must make certain due diligence inquiries to comply with rules imposed upon them by law and procedures imposed upon them by the National Association of Securities Dealers. Since this is a self-underwritten offering, no brokers will be involved to make those inquiries, and there may be less due diligence performed, because shares will be sold by our officers and directors.

We depend upon our current officers and directors to continue our business.

Our business is dependent upon our current officers and directors, Agata Gotova, our president, chief executive officer and director, who is also our star and who contributes all of our working capital; Brent Sumner, our vice president, who is also our Director of Photography and Editor; and Julianna Onstad, our Secretary, who is also our publicist. If any of these officers or directors, and especially Ms. Gotova, leaves office or resigns, there will be no management to run our business.

 We need to raise at least $180,000 in the next 24 months or we will not be able to continue our business.

 We need to raise at least $180,000 in this offering. If we fail to do so, and are unable to raise at least $180,000 in the next 24 months through continuing to obtain capital from or borrowing from our president, or from private placements of our stock, we will not be able to operate our business. If we fail to raise this capital, then we will be froced to continue depending on our president and chief financial officer, Agata Gotova, for financial contributions or loans. She has agreed to continue to supply our capital needs, up to $10,000 per month, which is our minimum operating budget.

A public market for our shares may never develop, making the shares illiquid.

A public market for our shares may never develop. This may make it difficult or impossible for investors in our shares to sell them.

If our shares are approved for a quotation on the over-the-counter market, they may be thinly traded and highly volatile.

Stocks traded on the over-the-counter bulletin board or the pink sheets are usually thinly traded, highly volatile, and not followed by analysis. Investors in our stock may experience a loss or liquidity problem with their share holdings.

We are dependent on the success of the Faces & Names series, and we cannot be certain that we will be able to establish a significant enough viewership.

 We are dependent on the success of the Faces & Names series, which in turn is dependent upon unpredictable and volatile factors beyond our control, such as the preference of our audience, and the ability to distribute our show to more television stations. The Faces & Names series is currently shown on broadcast television stations in only nine states. We cannot be certain that the viewership we are able to establish will be significant enough to generate sufficient revenue to allow us to break even or generate a profit. Furthermore, to attract a significant television audience for the Faces & Names Series over a long period of time, we need to complete additional episodes of the Faces & Names series.

 We distribute our television program in the United States on barter, which means that we may never generate any revenue from it unless we obtain our own advertisers.

 Most television programming of new series is initially done on barter, which means that, for every seven minutes of commercial air time during a one-half hour program, we share 3 1/2 minutes with the television station or network of television stations who run the program. This means that, unless we are successful in obtaining our own advertisers, we will not generate any revenue from our programs.

 Our management's lack of significant experience with television programming or licensing could adversely affect our business.

None of our management, with the exception of Brent Sumner, has any prior experience in the development and production of television programming, and none of them have any prior experience with the licensing of television programming. To date, we have completed 23 half-hour episodes. However, the television and licensing business is complicated and the absence of experience in such busines could adversely affect our business.

 We have no liquidity or capital resources, and depend upon contributions from our principal to continue in operation, which may affect our ability to operate continuously.

 Our president, Agata Gotova, provides us with all of our operating capital on per week on an as-needed basis. We have no cash reserves and are completely dependent upon her to support our operations.

 We are not profitable, and have not generated any revenue since our inception, which may affect our ability to continue to operate.

 We have no revenues since inception and an accumulated deficit of $190,731. We will not generate any revenues until such time as we have finished producing our first season of programs, build a sufficient number of television stations in the top 100 television markets in the United States, and obtain advertisers for our bartered commercial air time.

 Our president, Agata Gotova, has voting control over all matters submitted to a shareholder vote, which means that she, and not the investors, have control over all company matters.

 Our president holds 3,799,212 of our 4,344,212 shares outstanding as of June 30, 2001, which gives her voting control over all matters submitted to a vote of the shareholders.

 This offering has been limited in California to persons who qualify for certain suitability standards.

 The offering in California is being approved by the Commissioner of Corporations on the basis of a limited offering qualification where offers and/or sales could only be made to proposed issuees based on their meeting certain suitability standards as described in this offering circular and the issuer did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations found in Title 10, California Code of Regulations, Rule 260.140, et. seq., Speculative Business; 260.140.30-260.140.33, 260.141 and 260.141.1 Excessive Promotional Shares
and Restrictions thereon; 260.140.50 Fairness of the Offering Price and
260.613 Requirement for Audited Financial Statements. Sales in California are limited to those investors who have a minimum gross income of $100,000 during the last tax year and expect a minimum gross income of $100,000 during the current tax year and have a net worth, at fair market value, excluding home equity, furnishings and automobiles, of $250,000, or a net worth of $500,000, and the investment shall not exceed 10% of the net worth of the investor.

Exemptions for secondary trading in California have been withheld, which may make it difficult for investors in California to resell their shares.

 Exemptions for secondary trading in California will be withheld by the California Commissioner of corporations, but there may be other exemptions to cover private sales by the bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering. Private sales are the only exemption which applies in California to California residents. A shareholder or his or her broker may apply to the Commissioner of Corporations to resell their securities in California, or we may apply for secondary trading in California if we accumulate at least 200 shareholders.


                               USE OF PROCEEDS

The following table shows Cinecam's use of proceeds if 25%, 50%, 75%, and/or 100% of the shares are sold, after deduction of an estimate $5,500 in
offering expenses.   Further, there may be no shares at all sold in this
offering.


                               10%       25%        50%         75%     100%

                            -------  -------  ---------- ---------    ---------

Gross proceeds              200,000  500,000  1,000,000  1,500,000    2,000,000

Less offering costs           5,000    5,000      5,000      5,000        5,000
                            -------  -------  ---------- ---------
--------- Net offering proceeds      195,000   495,000             1,495,000
   1,995,000

Use of net proceeds:


Employee salaries           60,000    60,000     60,000     60,000       60,000
Independent contract

labor                       12,000    12,000     12,000     12,000       12,000

Supplies                    24,000    24,000     24,000     24,000       24,000

Equipment                   10,000   100,000    200,000    200,000      200,000

Costumes                    20,000    50,000     50,000     50,000       50,000

Rent and utilities          10,000    10,000     10,000     10,000       10,000

Location travel             20,000    50,000    100,000    100,000      100,000

Working capital             39,000   189,000    539,000  1,039,000    1,039,000
                            -------  -------  ---------- ---------
--------- Totals                     195,000   495,000    995,000  1,495,000
   1,995,000


The allocation of the net proceeds of the Offering set forth above represents Cinecam's best estimates based upon its current plans and certain assumptions regarding industry and general economic conditions and Cinecam's future revenues and expenditures. If any of these factors change, Cinecam may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes overhead, telephone, insurance, postage, office supplies, packing materials, advertising, telemarketing, and other miscellaneous expenses.

Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short-term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

                                DIVIDEND POLICY

Cinecam has never declared or paid cash dividends on its capital stock. Cinecam currently intends to retain earnings, if any, to finance the growth and development of its business and does not anticipate paying any cash dividends in the foreseeable future.


                     NO CURRENT MARKET FOR COMMON STOCK

Cinecam's common stock is not listed or quoted at the present time, and there is no present public market for Cinecam's common stock. Cinecam has obtained a market maker who has agreed to file an application for Cinecam's securities to be quoted on the National Quotation Bureau's "pink sheets,"and who intends to file a form 211 with the National Association of Securities Dealers to quote Cinecam's securities on the over-the-counter bulletin board, upon the effectiveness of this registration statement, but obtaining a quotation is up to the over-the-counter bulletin board, and Cinecam's stock may never be quoted on the Bulletin Board. Thus, there can be no assurance that the NASD will accept Cinecam's market maker's application on Form 211. A public market for Cinecam's common stock may never develop. The over-the-counter bulletin board and National Quotation Bureau's pink sheets are quotation systems, which allow brokers to buy and sell shares of stock quoted "by appointment." The results are announced electronically. This differs from a stock market, such as the NASDAQ, which actually executes trades in over-the- counter securities electronically, and which and stock exchanges, such as the New York Stock Exchange and the American Stock Exchange, which utilize brokers on a trading floor to execute buy and sell orders, which are then reported electronically. Also, the NASDAQ stock market and stock exchanges have listing standards, which require companies to have a minimum number of shareholders and minimum capitalization and share prices in order to obtain and maintain a listing with them. Stocks traded on the over-the-counter bulletin board and the pink sheets, unlike the NASDAQ stock market and exchanges, have very limited liquidity and, as a result, investors may not be able to sell all their shares at a favorable price or at all.

 There are no securities issued that are subject to outstanding options or warrants to purchase, nor are there any securities convertible into common equity of Cinecam. There are no shares that could be sold under Rule 144 of the Securities Act that we have agreed to register for sale by security holders. There are no securities that are being or have been proposed to be publicly offered by us, other than those specifically covered by this registration statement.

 There is a total of four shareholders as of June 30, 2001.


                                    DILUTION

 As of June 30, 2001, Cinecam's net tangible book value was $1,283,616, or $0.29 per share of common stock. Net tangible book value is the aggregate amount of Cinecam's tangible assets less its total liabilities. Net tangible book value per share represents Cinecam's total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding.

After giving effect to the sale of 2,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses of $5,000), Cinecam's net tangible book value as of the closing of this offering would increase from $0.29 to $0.34 per share. This represents an immediate increase in the net tangible book value of $0.05 per share to current shareholders, and immediate dilution of $0.66 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock ...................      $1.00
Net tangible book value per share before offering..................      $0.29
Increase per share attributable to new investors...................      $0.05
Net tangible book value per share after offering...................      $0.34
Dilution per share to new investors................................      $0.66
Percentage dilution................................................       66%

 The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming the sale of all 2,000,000 shares in this offering.

                           Number      Total       Percentage   Percentage
  Average
                           of          Price       of Shares    of
  Price per
                           Shares      Paid        Purchased
Consideration  Share
                          ------       -----       ----------
-------------  --------
 Existing Investors   4,344,212   $1,483,347      68.4%         42.58%
   $ .34
  New Investors       2,000,000   $2,000,000      32.6%         57.42%
   $1.00


This table assumes a sale of 50% of the shares offered by the company. After giving effect to the sale of 1,000,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), our net tangible book value as of the closing of this offering would increase from $1,283,616 to $2,278,616. This represents an immediate increase in the net tangible book value of $0.13 per share to current shareholders, and immediate dilution of $0.58 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                            $ 1.00
Net tangible book value per share before offering............    $ 0.29
Increase per share attributable to new investors.............    $ 0.13
Net tangible book value per share after offering.........        $ 0.42
Dilution per share to new investors.............                 $ 0.58
Percentage dilution.............................                   58%

The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 50% of the 2,000,000 shares offered in this offering.

                           Number      Total       Percentage   Percentage
  Average
                           of          Price       of Shares    of
  Price per
                           Shares      Paid        Purchased
Consideration  Share
                          ------       -----       ----------
-------------  --------
 Existing Investors   4,344,212   $1,483,347      68.4%         42.58%
   $ .34
  New Investors       2,000,000   $2,000,000      32.6%         57.42%
   $1.00

This table assumes a sale of 25% of the shares offered by the company. After giving effect to the sale of 500,000 shares at an offering price of $1.00 per share of common stock, application of the estimated net sale proceeds (after deducting offering expenses), our net tangible book value as of the closing of this offering would increase from $1,283,616 to $1,778,616. This represents an immediate increase in the net tangible book value of $0.08 per share to current shareholders, and immediate dilution of $0.63 per share to new investors, as illustrated in the following table:

Public offering price per
share of common stock                                            $ 1.00
Net tangible book value per share before offering............    $ 0.29
Increase per share attributable to new investors.............    $ 0.08
Net tangible book value per share after offering.........        $ 0.37
Dilution per share to new investors.............                 $ 0.63
Percentage dilution.............................                   63%

The following table is a comparison of the number of shares purchased, the percentage of shares purchased, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders and by new investors, assuming a sale of 25% of the 2,000,000 shares offered in this offering.

                           Number      Total       Percentage   Percentage
  Average
                           of          Price       of Shares    of
  Price per
                           Shares      Paid        Purchased
Consideration  Share
                          ------       -----       ----------
-------------  --------
Existing Investors      4,344,212   $1,483,347       81.29%       59.85%
  $ 0.34
 New Investors       1,000,000   $1,000,000       18.71%       40.15%
  $ 1.00



               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Cinecam's Consolidated Financial statements, including the notes, appearing elsewhere in this Prospectus.

                               COMPANY OVERVIEW

Cinecam was organized on September 17, 1999, and has just recently commenced operations. Cinecam is engaged in the business of developing, producing and distributing its own television program called "Faces & Names," a celebrity interview program. Cinecam's common stock is not listed on any recognized exchange or quoted on any quotation medium. Cinecam's stock may never develop a market.

                        PLAN OF OPERATIONS-IN GENERAL

 We plan to continue to produce our television program, which is a weekly, 30 minute program. We plan to continue direct mail and telemarketing efforts to broadcast and cable television stations in the United States, and to foreign stations. We promote our show on "barter" to television stations in the United States. Barter involves sharing commercial time. When a television station in the United States signs a license agreement with us to air our show for a term of one year, we share 3 1/2 minutes of every seven minutes of commercial time shown during the airing of our show on that station every week. When we have entered into a sufficient amount of barter agreements, then we will negotiate with advertising agencies or directly with advertisers to fill our 3 1/2 minutes of national commercial time per week. WE have begun to canvass potential advertisers and advertising agencies, but have not begun a comprehensive campaign to reach advertisers yet, because we are still in production of our first season of episodes, and still promoting them to stations in the United States. After the production and promotion of our first season has been completed, which will take another 60 days, we will begin our promotion to advertisers and advertising agencies.

During the next twelve months, Cinecam plans to satisfy its cash requirements by this offering and by additional funding from its principals, on which we have survived since our inception. Cinecam may be unsuccessful in raising additional equity financing, and, thus, be able to satisfy its cash requirements.

 Cinecam will need a minimum of $180,000 to satisfy its cash requirements for the next 12 months. Cinecam will not be able to operate if it does not obtain equity financing through this offering, subsequent private offerings, or contributions from its principals. If only a minimal amount of shares are sold in this offering, Cinecam will continue to satisfy its cash requirements by contributions from its principals, which we expect will continue to contribute for the next twelve months. Cinecam's current material commitments are $440 per month to Rametto Corporation for rent, approximately $500 per month to Verizon for telephone expenses, payroll of $2700 per month for our publicist/production assistant, and a part-time salesperson, and approximately $5,000 per month for our technicians. Cinecam depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. Cinecam may never be successful in raising the capital it requires. Management believes that, if this offering and the subsequent private placements are successful, Cinecam will be able to generate revenue and become profitable from advertising sales and achieve liquidity within the next twelve months. Cinecam anticipates that development costs for its programming will cost at least $100,000 during the next twelve months, including the costs for its technicians. We also expect to purchase some additional audio and video equipment in the next twelve months, at a cost of $5,000 to $100,000, depending upon the performance of this offering. Cinecam has no current material commitments. Cinecam has generated no revenue since its inception.

Milestones

 Cinecam will seek to raise at least $180,000 from this offering, over and above offering costs estimated at $5,000, in order to implement its plan of operations for the next twelve months of operations. This minimum amount of capital must be raised in order to properly commence operations. If we do not raise at least $180,000 from this offering, then we will seek funding by borrowing from our principal stockholder. The first $50,000 of this capital is budgeted for the continued development and production of our television series, "Faces & Names." This milestone has been partially accomplished, as we have shot all 26 of our first years' episodes, and have edited 12 of the first 13 shows which comprise the first season. We will continue to shoot new episodes and complete episodes in post-production.

The next milestone will be the continued promotion of our series to national and international broadcasters. This milestone is being worked on at this time, and we will continue to market our series to television stations in the United States and abroad. This milestone is accomplished by direct fax, mail and telephone contact with television stations and broadcasters, and mailing of VHS cassettes to them with samples of our show. So far, we canvassed all broadcast stations in the 50 states, and have sent out demonstration video tapes to approximately 112 stations who have asked for them.

 The following stations are currently airing our series in the United
States:

 KXPX and KTOV in Corpus Christi, Texas; KZAV and KZMC in Brownsville, Texas; WYLE in Huntsville, Alabama; WCYB in Bristol, Virginia/Tennessee; WBGN in Pittsburg, Pennsylvania; WADL in Detroit, Michigan; KPVM in Pahrump, Nevada; KEYC in Mankato, Minnesota; and KWBJ in Morgan City, Louisiana.
xas and Alabama are currently airing our series. We have not sold any of our bartered commercial time for any programs run to date.

 We have marketed our series to the following countries: Poland, Russia, Turkey, The Dominican Republic, Japan, China, and France, and have sent out demonstration tapes to stations and distributors in these countries, but have have had no positive responses to date. As part of our second milestone, we seek to conclude our marketing program to stations in the United States and Canada. This milestone is expected to be completed by September, 2001, at an approximate cost of $5,200.

Our next milestone is to sell our bartered commercial time to advertisers. We will attempt to do this by contacting advertising agencies by telephone and fax. We expect that this milestone will be completed by September, 2001, at an approximate cost of $5,000, and that, at the end of this milestone, we expect to receive our first revenues.

Our final milestone will be to market our series to stations in all foreign countries. We have already begun working on this milestone in January, 2001, when we attended the National Association of Television Programming Executives in Las Vegas, Nevada; in February, when we attended the Monte Carlo Television Festival and market, and in April, 2001, when we were represented at the MIP television market in France. We will market our series to foreign countries in the same manner as we market it to domestic television stations. This milestone is expected to cost approximately $10,000, and we estimate it will be completed by November, 2001.

 Cinecam is still considered to be a development stage company, with no revenues, and is dependent upon the raising of capital through placement of its common stock. Cinecam may never be successful in raising the capital it requires through the sale of its common stock.

                                    BUSINESS

                             Business Development

 The Faces & Names series was conceived by our President, Agata Gotova. Originally, we developed an arrangement with Russian Public Television, Channel 1 ORT, in Moscow, Russia, to develop a pilot for the series to be aired in Russia. The pilot was to be evaluated by Russian Public Television in order to determine if it would license the show from us. We produced and sent the pilot, which was a show featuring the Academy Awards ceremony and interviews with the stars on the red carpet of the Screen Actor's Guild Awards in 2000, but Russian Public Television declined to air the pilot and did not license the series, for reasons that were never expressed to us, and we continued to develop and produce the series, and to syndicate it to other markets. Our relationship with Russian Public Television was beneficial to us, as they sent us a press credential which enabled us to attend major events. We no longer need to use the press credential, as we have developed name recognition in the Hollywood community under our own corporate name and the name of our television show.

In general

 We have shot and produced 26 one half-hour episodes of the Faces & Names series and one pilot. Fourteen of these are in post-production at this time. The Faces & Names series features interviews with Hollywood celebrities, Broadway performers, and singers, as well as clips from films, television shows, Broadway shows, and music videos. Each show is hosted by Agata Gotova, who either interviews the stars on the red carpet at various events in Hollywood and abroad, on sets of films, or an in-depth interview with a particular star. A full list of programs, including the celebrities interviewed, can be found under the section below marked, "Faces & Names."

In February, 2001, as a result of our attendance at the National Association of Television Programming Executives in Las Vegas, Nevada in January, and the beginning of our marketing campaign to domestic television stations, we signed license agreements with KXPX channel 14 and KTOV Channel 17 to air our series weekly in Corpus Christi, Texas; and KZAV, KZMC, and an affiliated satellite television station in Brownsville, Texas.

 In March, 2001, we signed a license agreement with WYLE television in Huntsville, Alabama, which began airing our series in May 1, 2001. In March, 2001, we signed a license agreement with WCYB-TV, who will air our program on an as-needed basis. In May, 2001, we signed license agreements with WBGN-TV in Pittsburgh, Pennsylvania, which began airing our program in July, 2001, and KPVM-TV in Pahrump, Nevada, which also began airing them in July, 2001. In June, 2001, we signed a license agreement with WADL-TV in Clinton Township, Michigan, which began airing our program in August, 2001. In June, 2001, we signed a license agreement with KEYC-TV in Mankato, Minnesota, which began airing our program in July, 2001. In August, 2001, we signed a license agreement with KWBJ-TV in Morgan City, Louisiana, which will begin airing our program on September 10, 2001. The license agreements are good for one year. Each season of a television series consists of 13 episodes. There are two seasons each calendar year, and each program is re-run at least twice.

 We are continuing to produce the remaining 1 episode to complete a full first season of weekly programs, and will continue to produce programs beyond that for our next season. We are also continuing our marketing campaign to domestic television stations.

 In addition to Faces & Names, we have a full service video production facility, and the capability to produce television commercials, music videos, and other television programs, if the opportunity should arise. We have marketed these services on the Internet, by word of mouth, and have advertised our production services in the local newspaper to cover events such as weddings. We have bid on two outside projects, but our bids have not been accepted. We do not have the extra personnel or the capital to market these services at the present time, but will take our staff off of our current production schedule to complete and project and hire outside staff, if needed, in order to take advantage of any such opportunity presented to us, in order to produce revenue to support our television production.


                          FORWARD LOOKING STATEMENTS

This registration statement contains forward-looking statements. Cinecam's expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.


                                  MARKETING

Cinecam has developed what we feel to be an effective marketing program. We started marketing the Faces & Names series to distributors and programmers by attending the National Association of Television Programming Executives convention in January, 2001, and the Monte Carlo International Television Festival in February, 2001. As a result of our attendance at these conventions, we were able to develop informal contacts with distributors who represented us at the MIP television market in Cannes in April, 2001, and obtain our first licensing agreement with KXPX and KTOV in Corpus Christi, Texas.

 Using materials from the National Association of Television Programming Executives, we began a fax and telemarketing campaign in February, 2001, which we have determined to be the most effective. There are over 1600 television stations in the United States and Canada alone, and, so far, we have contacted all of the stations in the United States by fax and mail, and approximately 112 have responded with interest.

Our marketing campaign involves first faxing and mailing a letter of introduction and our 2001 program catalog to television broadcasters, and then following up with a telephone call. Stations who are interested request a demonstration of our show, and we send them, by mail, a VHS screener cassette with samples of our shows, which we call our trailer, and one full show representative of our best work. After the screener has been received and the stations have had time to examine it, we follow up with another telephone call to determine if they are interested in licensing our show.

 Licensing our show domestically is done on "barter." This is the way most new shows are marketed, even to major networks such as the WB network, PAX, or UPN. Our license agreement provides that we receive the right to half of the approximately seven minutes of commercial time from each weekly program, and the station receives the right to the other half. After we have placed our show in 70% of the 50 states, we will contact advertising agencies to sell our commercial time. This is how we expect to generate our domestic revenue.

After we conclude marketing our program in the United States, we will start marketing it internationally in the same manner, using contact information we have obtained from the Monte Carlo Television Festival. We will license our series to foreign television stations for a cash license fee, which is estimated to be anywhere from $500 to $8,000 per program hour, depending upon the demographic area served by the particular station.

 To help achieve its marketing goals, Cinecam plans has implemented an online marketing campaign. The objective will be to name awareness for Cinecam in the online community and to continually acquire new visitors to our Web site, www.facesandnames.net, which supports our program, and to our corporate website, www.cinecam.net. One of the best ways to attract this target audience is to achieve high visibility in the places where prospective customers are likely to be browsing. Cinecam's online campaign will target sites that generate high traffic from Internet users who fit Cinecam's customer profile. Our customer profile includes advertisers, television station executives, and television viewers, from whom we wish to receive support for our existing and future programming by watching our shows. In order to create this market presence and increase customer awareness, Cinecam intends to promote its Web site on the major search engines, directories and promotional sites the Internet offers. However, Cinecam has not yet developed its Web site, and may never implement these programs. The programs to establish visibility and increase traffic to the web site include directory submissions to make sure Cinecam is listed in the top five listings on the major search engines, when a potential visitor types in key words related to television programs and celebrity interviews. We will also seek links to other entertainment related web sites of stars whom we interview. Cinecam may never obtain such a status, but it will continually update its submissions to search engines to keep them current and will update its site weekly. We are already listed on all major search engines that do not charge a fee for listing. We do not believe that listing with search engines who charge a fee will be cost-effective for the purposes we are using the Internet.

 The site has been developed, and Cinecam's sites have been submitted to the top 75 search engines and promotional sites. While listing a Web site with the search engines and promotional sites is a high priority for the foundation of Cinecam's Internet program, targeted links with sites of similar interest is another method of obtaining visitors that are interested in Cinecam's site. Cinecam has searched for sites of similar interest where it is likely to find its target audience to place targeted links. These links will increase targeted traffic to Cinecam's Web site. We receive approximately 100 hits per week on the Faces & Names website, and about 80 hits per week on the Cinecam website.


                                FACES & NAMES

 Faces & Names is a celebrity interview program, hosted by Agata Gotova. Our objective is to bring our viewers interviews with their favorite Hollywood, Broadway, and musical stars, and red carpet events and parties, such as the Academy Awards, the Emmys, and other celebrity events. We use these events not only to create programs, but also to meet interview subjects for subsequent in-depth interviews.

To date, we have developed and produced the following episodes:

    1. Pilot: The Oscars, featuring interviews with Tom Cruise, Gary Sinise, Jack Lemmon, Lolita Davidovich, Camryn Manheim, Calista Flockhart, Hilary Swank and Chad Lowe, and Russell Crowe. These interviews were obtained during the Screen Actor's Guild Awards.

    2. Los Angeles Film School: A look at the film school and its new digital technology, featuring interviews with Faye Dunaway, Julian Sands and Director, Phillip Noyce. These interviews were pre-arranged.

   3. Riverdance: The Grammy award winning Irish dance sensation with interview of stars Eileen Martin and Pat Roddy and their favorite numbers from the show. These interviews were pre-arranged.

    4. The Emmys, featuring interviews with Michael J. Fox, Tom Selleck, Henry Winkler, Debbie Reynolds, Trey Parker, John Spencer and clips from Emmy winning television shows. These interviews were conducted during the Creative Arts Emmys arrivals.

    5. Patrick Bauchau: and in-depth interview with the multi-lingual star and clips from his favorite films. This interview was pre-arranged.

    6. Melissa Rivers: An in-depth interview with the E! Entertainment Channel hostess and daughter of Joan Rivers, who talks about her career and her family; featuring clips from her shows. This interview was pre-arranged.

    7. Julian Sands on the Set of Rose Red; and in-depth interview with Julian Sands, with a behind the scenes look at the making of Steven King's new mini series and clips from films featuring Julian Sands. Filmed on location in Seattle. This interview was pre-arranged.

    8. Oscar 2001, featuring interviews with Tom Cruise, Hilary Swank, Russell Crowe, Ang Lee, Steven Soderbergh, Joan Allen, Laura Linney and the Night of 100 stars Oscar party at the Beverly Hills Hotel, featuring interviews with Cliff Robertson, Sean Young, Emma Harris, Weird Al Yankovick, Michael Bolton, Rick James, Cassanova, Michael Badalucco, Gary Busey, David Hasselhoff and more. These interviews were conducted at red carpet arrivals at the Screen Actors Guild Awards, the Directors' Guild Awards, shot on location at the Oscars, and at the Oscar party at the Beverly Hills Hotel.

    9. Rade Sherbedgia: An in-dpeth interview on the set of "Quiet American", Phillip Noyce's latest film starring Michael Caine and Brendon Fraser, with a behind the scenes look at the making of the making of the film. Filmed on location in Sydney, Australia. This interview was pre-arranged.

    10. The Quiet American: A behind-the scenes look at the filming of The Quiet American, with interviews with Michael Caine, Phillip Noyce and Rade Sherbedjia. These interviews were pre-arranged.

    11. Legends of Hollywood: Featuring interview with Carol Burnette,
Tim Conway, Fayard Nicholas, Dom Deloise, Janet Leigh, Ruta Lee, Terri Garr and highlights of the 2001 Gypsy Awards. These interviews were conducted during the 2001 Gypsy Awards.

    12. Fayard Nicholas: An in-depth interview with the surviving member of the Nicholas Brothers, the most famous American tap dancers in the world, and clips from their films. This interview was pre-arranged.

    13. Ben Kingsley: An in-depth interview with the Oscar winning star of "Gandhi" and "Schindler's List", with clips from his films. This interview was pre-arranged.

    13. Robert Duvall: An in-depth interview with the actor/producer/director/writer on the set of his new film, Assassination Tango. This interview was pre-arranged.

    15. Moscow: A tour of Moscow, with its Russian pop stars, Julia Nikolaeva, Igor Nikolaev, and Kristina Orbakaite; and the Moscow International Film Festival, featuring interviews with American Producer Bob Van Ronkel, Nikita Michailkov and Nadia Michailkova, and Woody Harrelson. Appearances by Sean Penn and Jack Nicholson. The interviews with Van Ronkel, Nadia Michailkov, Igor Nikolaev, Julia Nikolaeva, and Kristina Orbakaite were pre-arranged. The others were conducted at the Moscow International Film Festival.

    16. Larisa: An in-depth interview with Supermodel Larisa Bondarenko, who discusses her successes as a "Guess" girl and her come back. Filmed on location in New York and Milan. This interview was pre-arranged.

    17. Monte Carlo Television Festival: Exclusive coverage of the Golden Nymph Awards in Monaco, with appearances by Prince Albert and interviews with Joan Collins, Steven J. Cannell, Michael T. Weiss, Andrea Parker, Geena Lee Nolin, Paula Trickey, Tasha de Vasconcellos, Maria Grazia Cuccinotta and highlights of the Monte Carlo parties and night life. Filmed on location in Monaco. The interviews with Cannell, Weiss and Parker were pre-arranged. The rest were conducted at the Golden Nymph Awards.

    18. The Golden Satellite Awards:
The story of the Golden Satellite Awards, sponsored by the International Press Academy, which broke off form the Hollywood Foreign Press Association's Golden Globe Awards, featuring their first award show, and clips from feature films, such as "Traffic", "Quills" and "13 Days", and interviews with Stacey Keach, Bruce Greenwood, Sofia Coppola, Tim Daly, Linda Gray, Jill Hennesy. These interviews were all conducted at the Golden Satellite Awards.

    19. San Remo Song Contest: Coverage of the historical song contest, including performances by Ricky Martin, Faith Hill, Russell Crowe, Eminem, Placebo, Enya, Anastacia and interviews with Italian popstars: Giorgia, Ricky Anelli and Australian supermodel Megan Gale. Filmed on location in San Remo, Italy. This interview was pre-arranged.

    20. 19. Nneena Freelon: An in-depth interview with Jazz sensation
Nneena Freelon, featuring her music and a live performance at the Long Beach Jazz Festival. This interview was pre-arranged.

    21. The Seventh Annual Screen Actor's Guild Awards: From the nominations announcement, to the making of the statuette, to the red carpet arrivals, to the winners, featuring interviews with Russell Crowe, Laura Linney, Martin Sheen, Leelee Sobeski, Patty Duke, Stockard Channing, John Spencer, Michael Badalucco, Juliette Binoche, Kate Winslet, Joaquin Phoenix, The cast of "Traffic", and clips from the nominated films. These interviews were all conducted at the Screen Actors Guild Awards.

    22. Janet Leigh: An in-depth interview with one of Hollywood's leading ladies of the golden era, and clips from her films. This interview was pre-arranged.

    23. Michael Badalucco: An in-depth interview with the star of "The Practice," and clips from his films and the television series. This interview was pre-arranged.

    24. 21. Maxim and Irina: An in-depth interview with the principals of American Ballet Theatre, currently performing at the Metropolitan in New York City. This interview was pre-arranged.

    25. Igor Nikolaev: An in-depth interview with who has been called "the Mozart of Russian pop music" and his daughter, rock star, Julia Nikolaeva. This interview was pre-arranged.

    26. Kristina Orbakaite: An in-depth interview with who has been termed "The princess of Russian pop" and World Music Award winner. This interview was pre-arranged.

    27. A year of Faces & Names: With never before seen interview highlights and out takes.

    The following programs have been taken off of our production schedule, and will be included in our next season or featured in episode 27:

    1. The Directors Guild Awards with interviews with Ang Lee, Steven Soderbergh, Joan Allen, Brian Dennehy and Dijmon Honsou.

   2. Mark Carliner: An in-depth interview with award winning Hollywood Producer of Steven King's mini series, "Rose Red", Crossroads, The Shining, George Wallace and Stalin. This interview was pre-arranged.

   3. Nicholas Coster: A visit on board the yacht of the star of Santa Barbara, which soap opera is not currently aired in the United States, with clips from the successful soap opera, Santa Barbara. This interview was pre-arranged.

    Independent Film Making: A look at Independent Films, featuring
Academy Award winner John Woodward, Vincent Van Patten and Stan Kirsch, with clips from Independent films, "Vice", "Follow Me Outside", and coverage of the Santa Barbara International Film Festival, with interviews with Diane Keaton, Larry King, Francis Veber and George Lopez. These interviews were taken at the Port Huneme and Santa Barbara International Film Festivals.


                                   PATENTS

Cinecam holds no patents for its products. Cinecam is the registered owner of the Internet domain names, www.Cinecam.net and www.facesandnames.net.

                              GOVERNMENT REGULATION

Government approval is not necessary for Cinecam's business, and government regulations have no effect or a negligible effect on its business.


                                  EMPLOYEES

 Cinecam presently employs its President, Chief Financial Officer and Director, Agata Gotova, who is also the host of our show, and who devotes her full time efforts to our business; its Vice President and Director of Photography, Brent Sumner, who is our principal cameraman and editor, and who devotes his full time efforts to our business; our Secretary, Julianna Onstad, who is also our publicist and production assistant, who devotes her full time efforts to our business; and Kenneth G. Eade, our legal counsel, who also acts as our executive producer, who devotes his part time effort to our business.

He will also act as advertising liason. We also employ independent contractors Frank Misceo, as our sound technician, and Michael Alba, as our second cameraman. Mr. Misceo and Mr. Alba devote their part time efforts to our business.

                                  PROPERTIES

We own two digital video cameras, two tripods, a lighting system, a sound mixer, a digital editing player/recorder, and an AVID editing system, equipped for digital video editing and special effects. We lease offices at 827 State Street, Suite 9, Santa Barbara, California, on a month-to-month basis from Rametto Company, a company unrelated to the Company, pursuant to an oral agreement, for which the Company pays $400 per month. Management believes that the office space is sufficient for the Company's needs. Cinecam has an oral agreement with Rametto Corporation for the mont to month rental of its office space, located at 827 State Street, Suite 9, Santa Barbara, California. Cinecam owns its Internet Web site, and the Internet domain names, www.Cinecam.net and www.facesandnames.net.

                                   PATENTS

Cinecam has no patents or trademarks. Cinecam owns the domain names, www.Cinecam.com, www.Cinecam.net, www.Cinecam.org, and www.facesandnames.net.


                                 COMPETITION

We compete with other television production companies which have greater financial resources and experience than us. We compete with major production companies, and competition for access to a limited supply of facilities and talented creative personnel to produce programs is often based on relationships and pricing. Our programs compete for time slots, ratings, distribution channels and financing, and related advertising revenues with other programming products. Our competitors include motion picture studios, television networks, and independent television production companies, which have become increasingly active in television programming. Our competitors include other, larger entities, which have substantially greater financial and other resources than us, and certain television syndicators, production companies, and networks. In addition, there is a strong trend toward vertical integration in the business, with more networks owning productions, making it more difficult for smaller, independent companies such as us to obtain favorable production financing and distribution terms.

                              LEGAL PROCEEDINGS

Cinecam is not party to any pending litigation, legal proceedings or claims.

                                  MANAGEMENT

               EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

The members of the Board of directors of Cinecam serve until the next annual meeting of stockholders, or until their successors have been elected.

The officers serve at the pleasure of the Board of directors. Directors serve a term of one year, or until the following annual meeting of shareholders, whichever period is longer.

The current executive officers, key employees and directors of Cinecam are as follows:

Name                     Age                       Position
----                     ---                       --------

Agata Gotova             29                   President, Chief Financial
Director

Brent Sumner             32                   Vice President, Director

Julianna Onstad          43                   Secretary


 Agata Gotova. Ms. Gotova is the current President, Chief Financial
Officer and Director of Cinecam, since inception. She is also the Secretary and Director of FBI Fresh Burgers, International; a company with a business plan of establishing a chain of fast food restaurants, since February, 2000; and the Secretary and director of Et Voila! European Cafes, Inc., from 1998 through 2000; a company which is engaged in the business of marketing automobile tracking technology. She was Secretary and director of Innovative Software Technologies, Inc., and Mercury Software, companies which both specialized in software sales, from 1998 through 2000. From February 1, 2000 through January, 2001, she was president, chief financial officer, secretary and director of e-Synergies, Inc.; a company which provides e- commerce solutions to business wishing to do business on the world wide web; and president, chief financial officer, secretary and director of Russian Imports, Inc., a company which was engaged in the business of selling import items from Russia. From 1992 through 1997, she was engaged in the import and export business, specializing in trade with Russia and the former Soviet Republics. For a period of four years prior to 1997, Ms. Gotova resided and did business in Paris, France. From 1983 through 1990, she was a dancer in the Kalinka Dance Ensemble in Moscow, Russia, and appeared in several films and television shows. She is a member of the Screen Actor's Guild, and speaks French, English and Russian fluently. Ms. Gotova was educated at the University, Minister of International Affairs, Moscow, and Sorbonne University, Paris.

 Brent Sumner. Mr. Sumner is the current Vice President and director of Cinecam, since March, 2001. Since August, 2000, he has been engaged as an independent contractor for Cinecam in the position of Director of Photography, Editor and crew supervisor for the television series, "Faces & Names." From 1996 through 2001, he was employed by Living Edge media, as a Producer and Editor of the television series, "The Living Edge," "Life is Stranger than Fiction," and 'Living Ageless," where he was responsible for conceptualization, photography, and editing of over 300 segments, 6 one hour specials, trailers and commercials. In 1996, he was employed by Dejan Productions as an editor and camera assistant, where he worked on commercials and promotional videos. In 1996, he was employed by United Airlines as cameraman for the production of an in-flight video called, "Wines of the World Series." In 1995, he was employed as a cameraman for Flying Buffalo Productions as cameraman for the feature film, "Welcome to Troy." In 1995 he was also employed as Director of Photography for a sketch comedy series starring Jimmy Fallon of "Saturday Night Live." From 1994 through 1995, he worked as a cameraman and location sound man for Rock the Vote-MTV on a documentary called Pearl Jam's "Drop in the Park." Mr. Sumner studied film, video production and post-production at the Brooks Institute of Photography from 1994 through 1997.

Julianna Onstad. Ms. Onstad is the current Secretary of Cinecam, since March, 2001. From December 15, 2000 to the present, she has been employed by Cinecam as a publicist and production assistant. In this position, she is responsible for marketing, sales and distribution of programming, public relations, production assistance, and post-production special effects. From 1979 through 2000, she was employed as an independent freelance office administrator, responsible for reception, correspondence, proofreading, editing, research, proposals, manuals, general organization, library cataloging, filing systems, bookkeeping and accounting, on an as-needed basis for a variety of companies, including serving as operations assistant for an independent bookstore, legal assistant for a small law firm, and manager of an art gallery.

                            EXECUTIVE COMPENSATION

 Cinecam compensates its President, Agata Gotova, with 112,500 shares for each completed episode. The shares were valued at an arbitrary 22 cents per share. It compensates its Vice President, Brent Sumner, for his editing and camera work as an independent contractor, at the rate of $35 per hour for editing and $400 per day of shooting. There were no grants of options or SAR grants given to any executive officers during the last fiscal year. The following table shows the cash compensation to officers:

Name                        Salary                                Bonus
------                     --------                              --------
 Agata Gotova       112,500 shares per episode                None
    Brent Sumner       $35 per hour                              None
    Julianna Onstad    $29,000 per year                          None

                            EMPLOYMENT AGREEMENTS

Cinecam has not entered into any employment agreements with any of its employees, and employment arrangements are all at the discretion of Cinecam's board of directors.

                             PRINCIPAL STOCKHOLDERS

The following table presents certain information regarding beneficial ownership of Cinecam's Common stock as of May 31, 2001, by (I) each person known by Cinecam to be the beneficial owner of more than 5% of the outstanding shares of Common stock, (ii) each director of Cinecam, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                         Shares          Percent     Percent
                                         Beneficially    Before      After
Name and Address of Beneficial Owner     Owned           Offering    Offering
------------------------------------     ------------    --------    --------


 Agata Gotova                          4,324,212      99.5%      68.16%
827 State Street, Suite 9
Santa Barbara, CA 93101

Julianna Onstad                              10,000       0.0%       0.0 %
827 State Street, Suite 9
Santa Barbara, CA 93101

Brent Sumner                                 10,000       0.0%       0.0 %
1316 W. Valerio
Santa Barbara, CA 93101

 Kenneth G. Eade                                      99.5%      68.16%
827 State Street, Suite 12
Santa Barbara, CA 93101

Officers and Directors
as a Group                                4,344,212       100%      68.48%
------------


 - Agata Gotova is the wife of Kenneth G. Eade, who owns 525,000 shares, and whose 525,000 shares have been included in her beneficial ownership.

                             CERTAIN TRANSACTIONS

 In connection with organizing Cinecam, on March 21, 2000, on September
18, 1999, Agata Gotova was issued 311,289 shares of restricted common stock in exchange for video equipment valued at $77,823, and 1,230,000 shares of restricted common stock in exchange for services valued at $295,515, the business plan of Cinecam, and Cinecam's web site and domain names, and 61,986 shares in exchange for expenses paid, at a cost of $61,986, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Gotova may be deemed to be promoters of Cinecam. No other persons are known to Management that would be deemed to be promoters. We have no established policies regarding entering into future transactions with affiliated parties.

 On September 18, 1999, Cinecam issued 200,000 shares of its common stock to Kenneth G. Eade, counsel to Cinecam, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services valued at $43,800, in the incorporation and organization of Cinecam, including its articles of incorporation, by-laws, organizational minutes, and preliminary plan of operations. On May 31, 2001, it issued an additional $325,000 shares to Mr. Eade, in exchange for television production services, valued at $162,500, pursuant to Section 4(2) of the Securities Act of 1933. Mr. Eade is a sophisticated investor who had access to all corporate information.

 On May 31, 2001, Cinecam issued 128,745 shares of restricted common stock to Agata Gotova, in exchange for her advance of all of our expenses at a cost of $128,745, and 910,279 shares for the purchase of new video and editing equipment, at a cost of $910,279, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 On May 31, 2001, Cinecam issued 1,018,899 shares of restricted common stock to Agata Gotova, in exchange for services, valued at $433,581, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 On May 31, 2001, Cinecam issued 10,000 shares of restricted common stock to Julianna Onstad in exchange for services valued at $5,000 and 10,000 shares of restricted common stock to Brent Sumner, in exchange for services valued at $5,000, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 In the opinion of our management, these transactions were on terms more favorable than we would have received from an independent unrelated third party.

                          DESCRIPTION OF SECURITIES

The authorized capital stock of Cinecam consists of 100,000,000 shares of Common stock, $.001 par value per share. Upon consummation of this Offering, there will be outstanding 5,545,157 shares of Common stock.

Common stock

Holders of Common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors. The authorized number of directors is at least one director.

Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

Holders of common stock do not have cumulative coting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of Cinecam's directors. The Board of directors is empowered to fill any vacancies on the Board of directors created by resignations, provided that it complies with quorum requirements.

Holders of Common stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.


                              PENNY STOCK STATUS

If and when it creates a market for its common stock, Cinecam's common stock is a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This makes it obligated to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

    - Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

   - Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

   - Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

   - The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for Cinecam's stock.

 For individuals who wish to buy or sell penny stocks without a broker-dealer, there is no determination of suitability of the transaction, except for what judgment is made by the individual investor.

                 TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

The transfer agent, warrant agent and registrar for the Common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107.


                        SHARES ELIGIBLE FOR FUTURE SALE

 Upon completion of this Offering, Cinecam will have 6,433,212 shares of Common stock outstanding, if all shares in this offering are sold. All shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended. However, the resale of any share purchased by an affiliate (in general, a person who is in a control relationship with Cinecam), will be limited by Rule 144 promulgated under the Securities Act.

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated with those of others) whose restricted shares have been fully paid for and meet the rule's one year holding provisions, including persons who may be deemed affiliates of Cinecam, may sell restricted securities in broker's transactions or directly to market makers, provided the number of shares sold in any three month period is not more than the greater of 1% of the total shares of common stock then outstanding or the average weekly trading volume for the four calendar week period immediately prior to each such sale. After restricted securities have been fully paid for and held for two years, restricted securities may be sold by persons who are not affiliates of Cinecam without regard to volume limitations. Restricted securities held by affiliates must continue, even after the two year holding period, to be sold in brokers' transactions or directly to market makers, within the limits of Rule 144 described above. After this offering, and subject to the holding period and limitations set forth in Rule 144, there will be 3,545,157 shares which may be sold under Rule 144, held by approximately 4 holders of record. Prior to this offering, no public market has existed for Cinecam's shares of common stock. No predictions can be made as to the effect, if any, that market shares or the availability of shares for sale will have on the market price prevailing from time to time. The sale, or availability for sale, of substantial amounts of common stock in the public market could adversely affect prevailing market prices.

                              PLAN OF DISTRIBUTION

The Shares shall be offered on a self underwritten basis in the States of New York, California, Florida and in the District of Columbia, and to qualified investors in the State of California, and outside the U.S. The offering is self underwritten by Cinecam, which offers the Shares directly to investors through officer Brent Sumner, who will offer the Shares by prospectus, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Cinecam. The offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker.

 The offering of the Shares shall terminate 24 months after the date of this prospectus.

Cinecam reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.


                                LEGAL MATTERS

 The validity of the Common stock offered will be passed upon for the Company by Kenneth G. Eade, Santa Barbara, California. Mr. Eade will be compensated for his services in connection with this offering with 257,500 shares or restricted common stock of the company. He currently owns 525,000 shares in Cinecam common stock.

                                    EXPERTS

The Financial statements of Cinecam as of August 31, 2000 included in this Prospectus and elsewhere in the Registration statement have been audited by Rogelio G. Castro, independent public accountant for Cinecam, as set forth in his reports appearing elsewhere in this document, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

Cinecam has filed with the Securities and Exchange Commission ("SEC") a registration statement on Form SB-2 under Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statements, does not contain all of the information set forth in the registration statement as permitted by applicable SEC rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the SEC's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

Cinecam will furnish to its shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Cinecam Corporation

Independent  Report ...........................................   F-1

Balance Sheets
 August 31, 2000 ..............................................   F-2

Statements of Operations
 For the Years Ended August 31, 2000 ..........................   F-3

Statements of Changes in Stockholders' Equity
 For the Years Ended August 31, 2000 ..........................   F-4

Statements of Cash Flows
 For the Years Ended August 31, 2000 ..........................   F-5

Notes to Consolidated Financial statements .......................

Board of Directors
Cinecam Corporation
(A Development Stage Company)
Santa Barbara, California 93101

Auditor's Report

I have audited the accompanying balance sheet of Cinecam Corporation (A Development Stage Company), as of August 31, 2000 and the related statement of operation, stockholders' equity, and cash flow for the period September 17, 1999 (inception) through August 31, 2000. These financial statements are the responsibility of Cinecam's management. My responsibility is to express an opinion on these financial statements based on my audits.

 I conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.


 An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for our opinion.

 In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cinecam Corporation as of August 31, 2000 and the results of its operations and its cash flows for the period September 17, 1999 (inception) through August 31, 2000 in conformity with generally accepted accounting principles.


Rogelio G. Castro
---------------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California
August 20, 2001

REVIEW REPORT
Board of Directors
Cinecam Corporation

Gentlemen:

I have reviewed the accompanying balance sheet of Cinecam Corporation as of May 31, 2001, and the related statements of operation, cash flows and statement of stockholder's equity for the period September 17, 1999 (inception) through May 31, 2001, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. all information included in these financial statements are the representations of the management of the company.

A review consists principally of inquiries of company personell and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my review, I am not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

August 20, 2001

Rogelio G. Castro
--------------------
Rogelio G. Castro
Certified Public Accountant
Oxnard, California




                                 F-1


                            Cinecam Corporation
                        (A DEVELOPMENT STAGE COMPANY)
                             BALANCE SHEETS

                                                        August 31, 2000
  May 30, 2001
                                                     ---------------------
-----------------
                                                         (Audited)
  (Unaudited)
      ASSETS

Current Assets
Film cost inventory.................................      $  330,580
   $1,182,226
Property and equipment..............................          42,757
      101,390
                                                            ---------
   ----------
TOTAL ASSETS........................................      $  373,337
    1,283,616
                                                            ========
   ==========
      LIABILITIES

Stockholders' Equity:
  Common stock, Par value $.001 per share
 authorized shares 25,000,000, issued and
 outstanding 1,741,288 at August 31, 2000                     1,741
       4,344
 and 4,344,212 at May 30, 2001

  Paid-In Capital ..................................        433,582
   1,470,003

  Accumulated Deficit .................................    ( 61,986)
    (190,731)
                                                            ---------
   ----------
     Total Stockholders' Equity ....................        373,337
  (1,283,616)
                                                            ---------
   ----------
     Total Liabilities and

       Stockholders' Equity ........................      $ 373,337
   1,283,616
                                                            =======
  ===========

   The accompanying notes are an integral part of these financial statements.

                                                F-2

                            Cinecam Corporation
                        (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATION
                      For the period September 17, 1999
                (Inception) through August 31, 2000 (audited)
                   and through May 31, 2001 (unaudited)



    Cumulative

    During
                                                 August 31,      May 31,
    Development                                                       2000
         2001            Stage
                                                 (audited)     (unaudited)
                                                                (unaudited)
                                                 -----------     -------
    ------------

Revenues:                                        $      -
      $      -

Expenses:

General and Administrative Expenses: ....           61,986       128,745
      190,731
                                                 -----------     -------
    ------------
Net Loss                                           (61,986)     (128,745)
     (190,731)
                                                 -----------     -------
    ------------
Net loss per share (basic and diluted).......... $ (.04)       $    (.03)
  $    (.04)
                                                 -----------     -------
    ------------
Weighted average common shares outstanding       1,741,288      4,344,212
    4,344,212







  The accompanying notes are an integral part of these financial statements.

                                            F-3


                            Cinecam Corporation
                        (A DEVELOPMENT STAGE COMPANY)
                      STATEMENT OF STOCKHOLDERS' EQUITY
                      for the period September 17, 1999
                             (inception) through August 31, 2000 (audited)
                   and through May 31, 2001 (unaudited)


                    Deficit

                Accumulated
                                     Common stock
Additional               During
                                    Number of Shares       Amount    Paid in
                Development
                                                                     Capital
    Total           Stage
                                    -----------------     --------
---------   ---------     -----
Stocks issued for equipment
 and inventory August 31, 2000        330,580             $  330
77,492      77,822
Stocks issued for services          1,348,723              1,349
294,166   295,515
Stocks issued for expenses             61,986                 62
61,924    61,986
Net loss on August 31, 2000
    (61,986)   $ (61,986)
                                    -----------------     --------
---------   ---------     -----
Balance at August 31, 2000          1,741,289             $ 1,741
433,582   (61,986)     (61,986)
                                    -----------------     --------
---------   ---------     -----
Stocks issued for expenses
 to March 31, 2001                  128,745                   129
128,617   128,746
Stocks issued for services
 to May 31, 2001                  1,563,899                 1,564
432,017   433,581
Stocks issued for equipment
 and production costs               910,279                   910
475,787
   Net loss May 31, 2001















                                                                                     (128,745)







                                                                                     (128,745)
                                    -----------------     --------
---------   ---------     -----
Balance May 31, 2001              4,344,212                 4,344
1,470,003  (190,731)    (190,731)
                                  ===================     ========
=========   =========   =========

      The accompanying notes are an integral part of these financial statements.


                             CINECAM CORPORATION
                        (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOW (AUDITED)
                    FOR THE YEAR ENDED AUGUST 31, 2000 AND
FOR THE PERIOD SEPTEMBER 17, 1999 (INCEPTION) THROUGH AUGUST 31, 2000(AUDITED)
           AND SEPTEMBER 17, 1999 THROUGH MAY 31, 2001 (UNAUDITED)


        Cumulative

       during
                                                 August 31,       May 31,
       development
                                                   2000           2001
       stage
                                                  (audited)

                                                                                     (unaudited)











                                                                                     (unaudited)
                                                 ---------        ---------
       ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                        $(61,986)       $(128,745)
     $ (190,731)
                                                 ---------        ---------
       ----------
 Adjustments to reconcile net loss to
  net cash used in operating activities
    Depreciation                                   8,550            8,550
          8,550
                                                 ---------        ---------
       ----------

  Net Cash Used by operating activities         $ 61,986        $ 128,745



                                                                           $


                                                                           190,731
                                                 =========        =========
       ==========
Non cash activities:
Stocks issued for expenses
 at full value                                  $ 61,986         $128,745
        190,731
Stocks issued for film costs inventory           287,823          910,279
      1,198,102
Stocks issued for video equipment
Stocks issued for services at full value          42,757           58,633
        101,390

  The accompanying notes are an integral part of these financial statements.

                             Cinecam Corporation
                        (A Development Stage Company)
                        Notes to Financial Statements
                          August 31, 2000 (Audited)
                           May 31, 2001 (Unaudited)


NOTE 1   NATURE OF BUSINESS

Cinecam Corporation (the company) was incorporated under the laws of the State of Nevada on September 17, 1999. It was organized for the purpose of engaging in the business of television program production and distribution and music video and film production for the international market. The company has been in the development stage since formation and is in accordance with Statement of Financial Accounting Standards No. 7 (SFAS #7.)
 Planned principal operations have commenced recently.

NOTE 2   SIGNIFICANT ACCOUNTING POLICIES

A.  Basis - Cinecam uses the accrual method of accounting.

B. Cash and cash equivalents - Cinecam considers all short term, highly liquid investments that are readily convertible within three months to known amounts as cash equivalents. Currently, it has no cash equivalents. Primary earnings per share amounts are based on the weighted average number of shares outstanding at the dates of the financial statements. Fully diluted earnings per share shall be shown on stock options and other convertible issues that may be exercised within ten years of the financial statement dates.

 C. Film production costs - Production costs are capitalized as film cost inventory and amortized using the individual-film-forecast-computation method. Under this method, the amortization should relate film costs to gross revenues in such a way that a constant rate of gross profit is reported. Film cost amortization begins when a film is released and the related revenues are recognized. Licenses with television stations on barter in exchange for air time are accounted for as non-monetary exchanges in accordance with APB No. 29, as interpreted by EITF Issue No. 93-11. Statement of Position No. 00-2 will be applied retroactively from the beginning of the fiscal year ending August 31, 2001.

D. Loss per share - Net loss per share is provided in accordance with SFAS No. 128 "Earnings per share." Basic loss per share reflects the amount of losses for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as stock options and convertible securities. As of August 31, 2000, the company had no issuable shares qualified as dilutive to be included in the earnings per share calculations.

E. Estimates   The preparation of the financial statements in conformity
with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

F.  Year end - The company has adopted August 31st as its fiscal year end.

 G. Non-cash transactions - The company's accounting policy for shares issued in a non-cash transaction is to issue the equivalent amount of stock equal to the fair market value of the assets or services rendered. Video equipment and film inventory is recorded at the transferor's historical cost basis. Shares issued in exchange for services are valued at the fair market value of the services rendered. Stock issued in exchange for expenses are reflected as a deduction of stockholder's equity.

 H.  Pending adoption of SOP 00-2:

 I. Video equipment and film inventory is valued at the transferor's historical cost basis. Shares issued in exchange for services are valued at the fair value of services rendered. Stock issued in exchange for expenses is reflected as a deduction of stockholder's equity.


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of:   August 31,        May 31,
                                      2000              2001
                                      ----------     -----------  -----------
                                      (Audited)      (Unaudited)
Video equipment and film
 inventory at cost                    $373,337      1,283,616
Less accumulated depreciation          ( 8,550)        (8,550)      (8,550)
                                      ----------     -----------  -----------
Net                                   $364,787                   1,275,066


Depreciation is provided over the estimated useful asset lives using the straight-line method over five years for all equipment.

NOTE 4   INCOME TAXES

Cinecam has adopted the provisions of SFAS No. 109 "Accounting for Income Taxes". SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Cinecam Corporation has incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Codes are met.

There is no provision for income taxes for the period ended August 31, 2000, due to the net operating loss and no state income tax in the State of Nevada. The company's total deferred tax assets as of August 31, 2000 is as follows:


                                                   August 31,      May 31,
                                                   2000            2001
                                                   ----------      -------
                                                   (Audited)     (Unaudited)

              Net operating loss carryforward      $91,667        $ 190,731
              Valuation allowance                 ($91,667)       $(190,731)
                                                  ---------       ----------
              Net deferred tax asset               $     0        $        0
                                                  =========       ==========

The net operating loss carry forward for federal tax purposes will expire in year 2020.

NOTE 5   RELATED PARTY TRANSACTIONS

Cinecam issued 200,000 shares of unregistered common stock to its legal counsel in exchange for services rendered. The stocks issued are recorded at fair value of the services received. Legal counsel fo the company is related to a majority stockholder of the company.

NOTE 6   GOING CONCERN

Cinecam has nominal assets and no current operations with which to create operating capital. It seeks to raise operating capital through private placements of its common stock. However, it is unknown if such offering or negotiations will be successful.

UNAUDITED INTERIM FINANCIAL STATEMENTS



The consolidated financial data as of and for the six months ended March 31, 2001 included in the accompanying financial statements have been derived from our unaudited financial statements, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the unaudited financial statements and condensed notes have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations. The results for the six-month period ended May 31, 2001 are not necessarily indicative of the results to be expected for the entire year.


------------------------------------------------------------------------------
------------------------------------------------------------------------------

 No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must no be relied upon as having been authorized by Cinecam or its officers or directors. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus. Until ________________, 2001 (45 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

                            ------------------------

                              TABLE OF CONTENTS

                                                      PAGE
                                                    ---------


Prospectus Summary...............................        5
Risk Factors.....................................        5
      Cinecam is a development stage
      company with no operating history..........        7
      Terms of offering - no minimum amount of
       shares that must be sold..................        4
      Related party transactions and possible
      conflicts of interest......................        4
      Dilution...................................        4
      New industry; uncertainty of market
        acceptance...............................        4
Use of Proceeds..................................        11
Dividend Policy..................................        12
Dilution.........................................        13
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.....................................        15
Business.........................................        18
Management.......................................        26
Certain Transactions.............................        29
Principal Stockholders...........................        13
Description of Securities........................        28
Shares Eligible for Future Sale..................        31
Legal Matters....................................        32
Experts..........................................        32

                             CINECAM CORPORATION

                       2,000,000 SHARES OF COMMON STOCK

                                -------------

                                  PROSPECTUS

                                -------------

                                  ___, 2001

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 23.  UNDERTAKINGS.

   The undersigned Company undertakes to:
    (a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(I) Include any prospectus required by Section 10(a)(3) of the Securities
Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

 (iii) Include any additional or changed material information on the plan of distribution. (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering. (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

 (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of CINECAM pursuant to the provisions referred to under Item 24 of this Registration Statement, or otherwise, Cinecam has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by Cinecam of expenses incurred or paid by a director, officer or a controlling person of Cinecam in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (f) (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Cinecam under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Nevada Revised Statutes 78,751 provides for the indemnification of our officers, directors, employees and agents under certain circumstances, for any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

 Our articles of incorporation contain a provision for the indemnification of Cinecam's directors in Article Ninth, which provides that there shall be no liability on the part of an officer or director for damages for breach of fiduciary duty, except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cinecam, pursuant to the foregoing provisions, or otherwise, Cinecam has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION.

The Registrant estimates that expenses payable by it in connection with the Offering described in this Registration statement (other than the underwriting discount and commissions and reasonable expense allowance) will be as follows:

SEC registration fee...........................................  $528
Printing and engraving expenses................................  $500
Accounting fees and expenses...................................  $1,000
Legal fees and expenses (other than Blue Sky)..................  $    0
Blue sky fees and expenses (including legal and filing fees)...  $3,300

                                                                 ----------
    Total......................................................  $5,328


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following securities were issued by Cinecam within the past three years and were not registered under the Securities Act.

 In connection with organizing Cinecam, on March 21, 2000, on September
18, 1999, Agata Gotova was issued 311,289 shares of restricted common stock in exchange for video equipment valued at $77,823, and 1,230,000 shares of restricted common stock in exchange for services valued at $295,515, the business plan of Cinecam, and Cinecam's web site and domain names, and 61,986 shares in exchange for expenses paid, at a cost of $61,986, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. Under Rule 405 promulgated under the Securities Act of 1933, Ms. Gotova may be deemed to be promoters of Cinecam. No other persons are known to Management that would be deemed to be promoters. We have no established policies regarding entering into future transactions with affiliated parties.

 On September 18, 1999, Cinecam issued 200,000 shares of its common stock to Kenneth G. Eade, counsel to Cinecam, under Rule 701 promulgated by the Securities and Exchange Commission in exchange for legal services valued at $43,800, in the incorporation and organization of Cinecam, including its articles of incorporation, by-laws, organizational minutes, and preliminary plan of operations. On May 31, 2001, it issued an additional $325,000 shares to Mr. Eade, in exchange for television production services, valued at $162,500, pursuant to Section 4(2) of the Securities Act of 1933. Mr. Eade is a sophisticated investor who had access to all corporate information.

 On May 31, 2001, Cinecam issued 128,745 shares of restricted common stock to Agata Gotova, in exchange for her advance of all of our expenses at a cost of $128,745, and 910,279 shares for the purchase of new video and editing equipment, at a cost of $910,279, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 On May 31, 2001, Cinecam issued 1,018,899 shares of restricted common stock to Agata Gotova, in exchange for services, valued at $433,581, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.

 On May 31, 2001, Cinecam issued 10,000 shares of restricted common stock to Julianna Onstad in exchange for services valued at $5,000 and 10,000 shares of restricted common stock to Brent Sumner, in exchange for services valued at $5,000, pursuant to Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information.


ITEM 27. EXHIBITS

    (a) The following exhibits are filed as part of this Registration statement:

 EXHIBIT
  NUMBER                     DESCRIPTION
-----------                 -----------------------------------------

       3.1                    Articles of Incorporation
       3.4                    By-Laws
       4.1                    Form of Common stock Certificate
       5.1                    Opinion of Kenneth G. Eade, Attorney at Law
                              (including consent)
       6.1                    Specimen of Stock Certificate
       10.1                   Barter license agreement for domestic
       10.1a                  Barter agreement with KWBJ Baton Rouge

       10.1b                  Barter agreement with WYLE-TV, Huntsville/Decatur
       10.1c                  Barter agreement with WADL TV, Detroit
       10.1d                  Barter agreement with KEYC-TV, Mankato, MN
       10.1e                  Barter agreement with WBGN TV, Pittsburgh
       10.1f                  Barter agreement with KPVM-TV, Las Vegas
       10.1g                  Barter agreement with KZAZ-TV and
                              KZMC-Tv, Brownsville
       10.1h                  Barter agreement with WCYB-TV, Tri-Cities, VA
       10.1i                  Barter agreement with KXPX, Corpus Christi
       10.1j                  Barter agreement with KTOV, Corpus Christi
       10.2                   License agreement for international use
       23.1                   Consent of Independent Accountant
       23.2                   Consent of Kenneth G. Eade (filed as part of
                                   Exhibit 5.1)

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Santa Barbara, state of California, on April 11, 2001.



                                  SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

     Cinecam Corporation

By:      Agata Gotova
-------------------------------------
 Agata Gotova, President and Director
 Date: August 21, 2001

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

 By:      Agata Gotova
-------------------------------------
 Agata Gotova, Treasurer (CFO)/Director
 Date: August 21, 2001

 Exhibit 3(a)OLN
                         ARTICLES OF INCORPORATION OF
                             CINECAM CORPORATION

      The undersigned, being a natural person of full age and acting as the incorporator, for the purpose of forming a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation and declares:

      FIRST: The name of the corporation (hereinafter referred to as "the corporation") is:

                            CINECAM CORPORATION
      SECOND: The place of the principal office of the corporation is 820 South Sixth Street, Suite C, Las Vegas, Nevada 89101.

      THIRD:   The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by law.

      FOURTH: The amount of total authorized capital stock is Twenty-Five Million (25,000,000) shares of capital stock, par value $0.001, all of which are one class, to be designated "Common Stock."

      FIFTH: Members of the governing board or this corporation shall be designated directors, and there shall be at least one (1) director of this corporation. The number of directors may be changed from time to time by amendment to the corporation's by-laws. There is one director of this corporation. The name and address of the first director is: KENNETH G. EADE, 143 South B Street, Oxnard, CA 93030.

      SIXTH: No paid up capital stock issued as fully paid up, after the amount of the subscription price has been paid in is subject to assessment to pay the debts of the corporation.


      SEVENTH: The name and address of the incorporator of this corporation is:

                        KENNETH G. EADE, ESQ.
                        143 South "B" Street, Suite 4
                        Oxnard, California 93030

      EIGHTH: This corporation is to have perpetual existence.

      NINTH: There shall be no liability on the part of a director or officer of this corporation or its shareholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

      TENTH: The name and address in this state of the corporation's
resident agent is:                         KENNETH G. EADE
                           820 South Sixth Street, Ste. C
                              Las Vegas, Nevada 89101

      I, KENNETH G. EADE, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.
      Executed at Santa Barbara, California, this 19th day of August, 1999.

                          _______________________________

STATE OF CALIFORNIA
COUNTY OF SANTA BARBARA

      I, Kenneth G. Eade, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.

      Executed at Santa Barbara, California, this 19 day of August, 1999.
                                    Kenneth G. Eade
                                    ----------------------
                                    KENNETH G. EADE

      Subscribed and sworn before me, Notary Public of the State of California this 13th day of September, 1999.

                                    Marlene P. Sassaman
                                    --------------------------
                                    Marlene P. Sassaman, Notary Public

                                    [SEAL]


EXHIBIT 3(b)
                        BY LAWS OF CINECAM CORPORATION

                             ARTICLE I - OFFICES

            The principal office of the corporation in the State of Nevada shall be located at 820 South Sixth Street, Suite C, Las Vegas, Nevada. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                          ARTICLE II - STOCKHOLDERS


1.      ANNUAL MEETING.

      The annual meeting of the stockholders shall be held in the month of September in each year, beginning with the year 1999, at a date and time to be specified by the board of directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

2.      SPECIAL MEETINGS.

            Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than twenty-five (25) per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3.      PLACE OF MEETING.

            The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors.
A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4.      NOTICE OF MEETING.

      Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.      CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

            For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days.

If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten
(10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.      VOTING LISTS.

      The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

7.      QUORUM.

            At any meeting of stockholders a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.      PROXIES.

            At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9.      VOTING.

            Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.      ORDER OF BUSINESS.


The order of business at all meetings of the stockholders, shall be as follows:

            1.      Roll Call.

            2.      Proof of notice of meeting or waiver of notice.

            3.      Reading of minutes of preceding meeting.

            4.      Reports of Officers.

            5.      Reports of Committees.

            6.      Election of Directors.

            7.      Unfinished Business.

            8.      New Business.

11.      INFORMAL ACTION BY STOCKHOLDERS.

      Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof.

                       ARTICLE III - BOARD OF DIRECTORS


1.      GENERAL POWERS.

            The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2.      NUMBER, TENURE AND QUALIFICATIONS.

            The number of directors of the corporation shall be set by the board, but shall not exceed seven (7). Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3.      REGULAR MEETINGS.

            A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.      SPECIAL MEETINGS.

            Special meetings of the directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.      NOTICE.

      Notice of any special meeting shall be given at least five (5) days previously thereto by written notice delivered personally, or by telegram, or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.      QUORUM.

      At any meeting of the directors a majority shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7.      MANNER OF ACTING.

      The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.       NEWLY  CREATED DIRECTORSHIPS AND VACANCIES.

      Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the un-expired term of his predecessor.

9.      REMOVAL OF DIRECTORS.

      Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10.      RESIGNATION.

      A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.      COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

12.      PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

13.      EXECUTIVE AND OTHER COMMITTEES.

      The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.


                            ARTICLE IV - OFFICERS


1.      NUMBER.

            The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.      ELECTION AND TERM OF OFFICE.

            The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


3.      REMOVAL.

            Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.      VACANCIES.

            A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the un-expired portion of the term.

5.      PRESIDENT.

            The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation.
He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.      VICE-PRESIDENT.

            In the absence of the president or in event of his death, inability or refusal to act, the vice-president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-president shall perform such other duties as from time to time may be assigned to him by the President or by the directors.

7.      SECRETARY.

            The secretary shall keep the minutes of the stockholders' and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

8.      TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

9.      SALARIES.

            The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


              ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS


1.      CONTRACTS.

      The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.      LOANS.

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

3.      CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.      DEPOSITS.

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.



           ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER


1.      CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the directors may prescribe.

2.      TRANSFERS OF SHARES.

            (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation.

            (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.


                          ARTICLE VII - FISCAL YEAR


      The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                           ARTICLE VIII - DIVIDENDS

      The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                              ARTICLE IX - SEAL


            The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal".


                         ARTICLE X - WAIVER OF NOTICE


            Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                           ARTICLE XI - AMENDMENTS


            These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting.

Exhibit 4(a)
SPECIMEN OF COMMON STOCK CERTIFICATE

[________]NUMBER
 SHARES[________]
AUTHORIZED COMMON STOCK; 25,000,000 SHARES PAR VALUE $.001 NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA COMMON STOCK

 THIS CERTIFIES THAT

IS THE RECORD HOLDER OF SHARES OF CINECAM CORPORATION COMMON STOCK TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


 Dated:

                                    [SEAL OF Cinecam Corporation]

Agata Gotova
------------------------------------
Agata Gotova, President

Julianna Onstad
----------------------------------
Julianna Onstad, Secretary


 By: Pamela Gray
 Atlas Stock Transfer Corporation
 Salt Lake City, UT

This Certificate is not valid unless countersigned by the Transfer Agent.

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) , or a trust company.

The following abbreviation, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common UNIF GIFT MIN ACT - ____Custodian____ TEN ENT - as tenants by the entireties

 (Cust) (Minor) JT TEN - as joint tenants with right under Uniform Gifts to Minors of survivorship and not as

 Act
 ________________________ tenants in common
   (State)
 Additional abbreviation may also be used though not in above list.

 FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE -
-------------------------------------- - ------------- ---------
---------------- ________________________________________________________
______ ___ _________ (Please print or typewrite name and address including zip code of assignee)
 ________________________________________________________ ______ ___
_________ ________________________________________________________ ______
___ _________ ________________________________________________________
______ ___ _________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________ ______ ___
_________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

 Dated:________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.

EXHIBIT 5.1 OPINION OF COUNSEL AND CONSENT

April 11, 2001

Board of directors
Cinecam Corporation
827 State Street, Suite 12
Santa Barbara, CA 93101

Re: Registration of Cinecam Corporation common stock on Form SB-2

Gentlemen:

The undersigned is counsel for Cinecam Corporation I have been requested to render an opinion on the legality of the 2,000,000 shares of Cinecam proposed to be sold pursuant the Cinecam's Registration statement on Form SB-2. In rendering this opinion, I have reviewed Cinecam's Registration on Form SB-2, Cinecam's company articles of incorporation and by laws and other corporate documents. All representations made to me in Cinecam documents and by company officers and directors are deemed to be accurate. It is further my opinion that:

1. Cinecam is a corporation duly organized, validly existing and in good standing and is qualified to do business in each jurisdiction in which such qualification is required.

2. That the shares of common stock to be issued by Cinecam have been reserved and properly approved by Cinecam's Board of directors.

3. That the shares of stock, when and as issued, will be fully paid and non-assessable, legally issued, and are a valid and binding obligation of the corporation.

4. That the shares of common stock have not been but will be registered under the Securities Act of 1933, as amended (the "Act"), and will be registered by coordination with or exempt from the securities laws of the state jurisdictions in which they will be sold.

I consent to the use of this opinion in Cinecam's Registration statement on Form SB-2. Please feel free to contact the undersigned should you have any further questions regarding this matter.

Very truly yours,

Kenneth G. Eade
KENNETH G. EADE

EXHIBIT 10.1

BARTER AGREEMENT

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station __________________ (hereinafter "Station") in the _________________
market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of _________, beginning
___________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By_____________________________
     AGATA GOTOVA, President


LICENSEE:


________________________________
By_______________________


EXHIBIT 10.1a

BARTER AGREEMENT KWBJ

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KWBJ (hereinafter "Station") in the Baton Rouge market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning September 10, 2001. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

   6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

   7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By  Agata Gotova
   --------------------
   AGATA GOTOVA, President


LICENSEE:

   KWBJ

By:  N.C. Pruce
   -------------------------
     N.C. Pruce

EXHIBIT 10.1B

BARTER AGREEMENT WYLE-TV

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station __________________ (hereinafter "Station") in the _________________
market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year, beginning 6/01 airs Weds 5:30 p.m. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing of this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By_____________________________
     AGATA GOTOVA, President


LICENSEE:
ETC Communications-WYLE

By:   Karen Snead, Exec. V.P.
      -----------------------
      Karen Snead, Exec. V.P.


EXHIBIT 10.1c

BARTER AGREEMENT WADL

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station WADL  (hereinafter "Station") in the Detroit market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of 1 year, beginning August. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By:  Julianna Onstad
    ---------------------------
    JULIANNA ONSTAD, Secretary


LICENSEE:

WADL Detroit
      By: illegible signature
          -------------------
          illegible signature

EXHIBIT 10.1d

BARTER AGREEMENT WBGN

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station _WBGN_________________ (hereinafter "Station") in the
_____Pittsburgh____________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of ohne year_________, beginning June 22, 2001__. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By:   Agata Gotova
      ----------------------
      AGATA GOTOVA, President


LICENSEE:

WBGN TV

By:  Dana Fisher
    ----------------------------
     Dana Fisher, Station Manager

EXHIBIT 10.1e

BARTER AGREEMENT KVPM

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station ______KVPM____________ (hereinafter "Station") in the __So. Nevada_______________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of 1 yeAR_________, beginning _June 22, 2001__________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION

     AGATA GOTOVA
By_____________________________
     AGATA GOTOVA, President


LICENSEE:


________________________________
By_____________________________

EXHIBIT 10.1f

BARTER AGREEMENT KZAV

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station KZAV and KZMC-TV__________________ (hereinafter "Station") in the Brownsville_________________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of one year_________, beginning June, 2001___________________. The program shall be run on the air time schedule attached hereto as Exhibit A. Saturdays 10a.m.-3 p.m.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By:  Agata Gotova
     -----------------------
     AGATA GOTOVA, President


LICENSEE:

ZANRUTH BROADCASTING

By:
     --------------------------


EXHIBIT 10.1g

BARTER AGREEMENT WCYB-TV

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station __WCYB-TV________________ (hereinafter "Station") in the
Tri-Cities_________________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of_________, beginning June, 2001 ___________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By:   Agata Gotova
      ----------------------
      AGATA GOTOVA, President

LICENSEE:

WCYB (CYB.WB)

illegible signature, Exec. VP
-----------------------------
illegible signature, Exec. VP



EXHIBIT 10.1h

BARTER AGREEMENT KXPX

TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

Station ___KXPX_and KTOV______________ (hereinafter "Station") in the __Corpus Christi_______________ market agrees as follows:

      1. To air 26 weeks of originals and 26 weeks of re-runs of "Faces & Names" a 30 minute program, for a term of 6 months_________, beginning ___________________. The program shall be run on the air time schedule attached hereto as Exhibit A.

      2. This program shall be run on barter, with total commercial time of seven minutes. The barter split will be three and one half minutes for Station and Four and one half minutes for Cinecam Corporation.

      3. Two copies of each episode of the program will be delivered in the form of a BETACAM SP tape one (1) week prior to the air date to Station at Cinecam's expense. The tape shall remain the property of Cinecam and shall be returned upon request.

      4. Cinecam warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      5. Station agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      6. Station shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof. Cinecam will provide Station with promotional spots for this purpose.

      7. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Cinecam. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs. This agreement constitutes the entire agreement of the parties. Licensor and Licensee hereby represent that the individual signing this agreement has the requisite authority to enter into this contract on their respective behalf. This agreement may be executed in one or more counterparts, each of which shall be deemed an original. This agreement shall be construed in accordance with the laws of the state of California.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By:  AGATA GOTOVA
     -----------------------
     AGATA GOTOVA, President


LICENSEE:

       Don Gillis
By:    ---------------------
       Don Gillis


EXHIBIT 10.2
LICENSE AGREEMENT
TELEVISION PROGRAM LICENSE AGREEMENT

      This Agreement is entered into between Cinecam Corporation, A Nevada Corporation, 827 State Street, Suite 9, Santa Barbara, California 93101 U.S.A. (hereinafter "Licensor") and the Undersigned Licensee as of the date herein subscribed.

      In consideration of the payment by Licensee of the license fees and charges, and in accordance with the terms and conditions hereinafter set forth, Licensor hereby grants and Licensee hereby accepts a license to broadcast the program/segment "Faces & Names" during the term as hereinafter specified.

      1.  Title of Program: "Faces & Names" 26 half-hour episodes.

      2.  Term of Contract: ____________, commencing on ______________, until _____________.

      3.  Territory: ____________________

      4. License fee: $____________(USD) per episode, for a total license fee of $___________, payable on receipt of materials, to be shipped per Licensee's instructions and paid for by licensee.

      5. Materials: On loan for sixty (60) days, to be returned by courier payable by Licensee, consisting of Betacam SP PAL videotapes/ DVCAM tapes/BETACAM NTSC videotapes (cross out inapplicable terms) with international M&E tracks, including music cue sheets, scripts and publicity materials as available. The programs are to be delivered in the original English/Russian (cross out inapplicable terms) version.

      6. Editing rights: Licensee shall have limited editing rights with respect to the length of the programs and the right to cut and copy the programs, and to replace or superimpose foreign translation text of the narration of the program over the programs and any in-house promotional material made by the Licensee. (Such rights shall be exercised by Licensee only where they are required, in the reasonable opinion of the Licensee, to enable the programs to conform to Licensee's station requirements as to program length.) Licensee agrees that it does not have the right to add picture or to change the content of the narration script of the programs, and Licensee shall not delete or alter any credit or copyright notice.

      7. Licensor warrants that it is the owner of the license rights set forth in this agreement, and shall indemnify Licensee against any claims arising from any breach of this representation and warranty.

      8. If required by Licensee, Licensor will furnish Licensee with a music clearance cue sheet consisting of a list of titles, composers and publishers of all music recorded as part of any television program included in this Agreement. Licensee acknowledges its responsibility for the payment of any music performing fees which may be payable to the organization which has the right to collect such music performing fees and controls music performing rights.

      9. In consideration of the license herein granted, Licensee agrees to pay Licensor the license fees specified herein. Licensor shall be entitled to immediately terminate this license and Licensee shall forfeit all sums paid, in the event of a material breach of this agreement which is not cured by Licensee within thirty (30) days. All payments due shall be payable by bank wire to Cinecam Corporation, Account No. 192062519, Montecito Bank and Trust, 1000 State Street, Santa Barbara, CA 93101, Swift No. 12234783, telephone: 805-963-2265.

      10. Licensor agrees to deliver at Licensee's expense, the materials specified herein. If any of the materials are technically defective, Licensee is entitled to reject those materials and shall notify Licensor in writing, which shall immediately after notification courier replacement materials to Licensee at Licensor's expense, in exchange for the defective materials.

      11. Licensee agrees that it will not cause, authorize or permit copying, duplicating, recording or transcription of the program or the sound tracks incorporated in the program for any purpose or in any territory other than as specified in this agreement unless Licensor has given its express written approval to do so. Licensor does not grant by this Agreement any right nor title to utilize the program or footage therefrom in any manner other than to release the program substantially intact except for minor editing to conform to standard broadcast formats.

      12. Licensee is granted the right to superimpose titles and/or dub each of the programs for translation purposes and shall procure for that purpose the best talent available and ensure that the same shall be of good quality and faithful to the original title and soundtrack and in superimposing titles will carry out the work in such manner as to not interfere with the names and trademarks appearing on the programs nor to damage or deface the programs. Licensor shall be entitled to have access to the dubbed version sixty (60) days after completion of the language track, if any, at actual cost. The track will be broadcast by Licensee and not released as home video.

      13. Licensee agrees that it will at its own cost and expense indemnify and hold Licensor harmless from and against any and all loss, liability, damages, cost or expense, including court costs, reasonable attorney's fees and the amount of any damages awarded in any final judgment or decree or award against Licensor, which may result from or by reason of any claim, demand, suit or proceeding which may be brought against, suffered or incurred by or against Licensor and/or Licensee by reason of any breach of Licensee of the representations and conditions set forth in this agreement.

      14. Licensee shall be entitled to advertise and publicize the title of the programs and the names and photographs of the artists, producer and director in connection with the promotion of the telecasting thereof.

      15. Miscellaneous: The license and all other rights granted herein to Licensee may not be assigned without the prior written consent of Licensor. In the event of a breach of this Agreement, the prevailing party in any litigation shall be entitled to reasonable attorney's fees and costs.

      8. If required by Licensee, Licensor will furnish Licensee with a music clearance cue sheet consisting of a list of titles, composers and publishers of all music recorded as part of any television program included in this Agreement. Licensee acknowledges its responsibility for the payment of any music performing fees which may be payable to the organization which has the right to collect such music performing fees and controls music performing rights.

AGREED AND ACCEPTED:

LICENSOR: CINECAM CORPORATION


By_____________________________
     AGATA GOTOVA, President


LICENSEE:


________________________________
By_____________________________

 EXHIBIT 23.1 CONSENT OF INDEPENDENT ACCOUNTANT
I consent to the inclusion of the independent accountant's report dated August 8, 2001 and the balance sheet at August 31, 2000, and unaudited balance sheet of May 31, 2001, and the related statements of income, stockholder's equity, and cash flows for the period September 17, 1999 (inception) through August 31, 2000, and August 31, 2001 (unaudited) in the Registration statement on Form SB-2, and any other references to me in the registration statement.


ROGELIO G. CASTRO
---------------------------
Rogelio G. Castro
Certified Public Accountant

Oxnard, California
 August 10, 2001



EXHIBIT

SUBSCRIPTION AGREEMENT
Cinecam Corporation
827 State Street, Suite 9
Santa Barbara, California 93101

Gentlemen:

The undersigned has received your prospectus dated _________, 2001. The undersigned represents as set forth below and subscribes to purchase ________shares at $1.00 per share, for $_______________, provided that you
accept this subscription.   There is no minimum amount of shares that must
be sold and proceeds may be utilized at the issuer's discretion. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The State of New York_____
The State of Florida_____
The District of Columbia_____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

If not an individual:_________________________
Signature

__________________________________________________
Name of Corporation, Trust, Print or type name of
or Partnership Signer
__________________________________________________
State where incorporated ,P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number_________________________
Telefax and Phone Numbers
_________________________
Social Security